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                                BUSCHWOOD CENTER

                             Office Lease Agreement


     THIS LEASE AGREEMENT, hereinafter referred to as "Lease", made and entered into this __ day of August, 1993, by and between CLW REALTY ASSET GROUP, INC., or its Assigns, hereinafter referred to as "Lessor" and INDUSTRY MORTGAGE COMPANY, L. P. (IMC) hereinafter referred to as "Lessee";


                               W I T N E S S E T H


     1. Premises: Lessor, in consideration of the covenants to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease to Lessee, and Lessee does hereby rent and lease from Lessor the following described area, hereinafter referred to as "Premises," located within the property known as BUSCHWOOD PARK hereinafter referred to as the "Office Park"; more particularly described in Exhibit "B":

             Address:  3450 W. Busch Boulevard, Tampa, FL   33618

             Floor:        Second               Suite Number:  250

             Rentable Square Feet:      9,104


     2. Term: To have and to occupy the Premises for a Twenty-Four (24) month term of rental payments (the "Lease Term"), beginning on October 1, 1993, or later as hereinafter provided on Exhibit B "Work Letter".


     3. Commencement Date: The Commencement Date shall be the earlier of (i) September 1, 1993 or (ii) the date upon which the Building, other improvements on the Property and the leased premises have been substantially completed in accordance with the plans and specifications of Lessor (other than any work which cannot be completed on such date provided which incompletion will not substantially interfere with Lessee's use of the leases premises), or (iii) the date on which Lessee takes possession of a portion of or all of the leased premises; provided, however, that if Lessor shall be delayed in such substantial completion as a result of; (1) Lessee's failure to agree to plans, specifications, or cost estimates before the date referred to in the separate Office Lease Improvement Agreement attached hereto as Exhibit "B" and made a part hereof; (2) Lessee's request for materials, finishes or installations other than Lessor's standard; (3) Lessee's changes in plans; or (4) the performance or completion by a party employed by Lessee, the Commencement Date and the payment of rent hereunder shall be accelerated by the number of days of such delay.

     If substantial completion of the leased premises or possession thereof by Lessee is delayed because any tenant or other occupant thereof holds over and Lessor is delayed, using good faith efforts in Lessor's discretion, in acquiring possession of the leased premises, Lessor shall not be deemed in default, nor in anyway liable to Lessee because of such delay, and Lessee agrees to accept possession of the leased premises at such time as Lessor is able to tender the same, which date shall thenceforth be deemed the Commencement Date notwithstanding any other provision hereof to the contrary. However, it is agreed that if said period exceeds 30 days, then at the Lessee's option and upon written notice to Lessor, said Lease may be terminated immediately.


     The taking of possession by Lessee shall be deemed conclusively to establish that the Office Park, other improvements, and the Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken, except for those terms listed as exceptions, as of the date of possession.

     4. Notices: Any notices required to be given hereunder shall be in writing and shall be mailed to the parties by registered or certified mail,




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return receipt requested at the following address:

         If to Lessor:                   If to Lessee:
         CLW Realty Asset Group, Inc.    Industry Mortgage Company, L, P.
         111 Madison Street              3450 W. Busch Boulevard
         Suite 2410                      Suite 250
         Tampa, FL 33602                 Tampa, FL 33618

Notices shall be effective upon receipt or refusal of receipt.

     5. Rental: Lessee agrees to pay to Lessor at its offices set forth above, or at such other place as Lessor may designate from time to time in writing, a "Base Annual Rent" of $ SEE EXHIBIT "C" for each calendar year of the Lease term, payable in equal installments of $ SEE EXHIBIT "C" per month. One such monthly installment shall be due and payable on the date hereof, and a like monthly installment shall be due and payable without demand in advance on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease. If the Commencement Date shall be a date other than the first day of a calendar month, rental for the portion of that month shall be prorated, and paid on or before the date on which lessee takes possession of the Premises. Rental shall be deemed paid only when received by Lessor at its offices as above set forth.

     The Lessor will receive monthly from Lessee the equivalent of 6.5% of the monthly rental rate which is paid to the State of Florida by the Lessor. This 6.5% rate is accountable by the Lessor to the State of Florida under the Florida Sales Tax Statute. The Lessor receives no monetary benefit from the collection and disbursement of this charge. Therefore, to satisfy this obligation, Lessee shall forward to Lessor 6.5% of the base rental rate, as set forth under the terms and conditions of this Lease Agreement or any subsequent Lease Renewal Option, in addition to the base rental rate agreed to by the parties. Should such tax rate change under the Florida Sales Tax Statute the Lessee will pay accordingly.

     In the event Lessee fails to pay any installment of rent or other payment due hereunder as and when such installment is due to help defray additional cost to Lessor for processing such late payments, Lessee shall pay to Lessor on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefore shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

     6. Additional Rental: Commencing on the first day of January following the execution of this Lease, and each January 1st thereafter, the Base Annual Rent provided hereinabove in Paragraph five, shall be adjusted in accordance with the provisions of the addendum attached hereto as Exhibit "A" and by reference made a part hereof, and the additional sums thereby payable shall constitute "Additional Rental" payable by Lessee to Lessor according to the provisions of Exhibit "A".

     7. Use of Premises: (a) The Premises shall be used for general office purposes; and shall not be used for any retail business inviting the general public, nor for any illegal purposes, nor in violation of any regulation of any governmental body having jurisdiction thereof, nor in any manner to create a nuisance to other tenants, nor trespass. The foregoing shall not limit Lessee's rights to sell at retail, consumer type goods to its own employees. Lessee agrees to obtain at Lessee's expense any and all licenses and permits necessary for its use and occupancy of the Premises. Lessee agrees not to receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable, nor in any manner to violate the insurance on the Premises. In no event shall any activity be carried out on the Premises which shall omit smoke, noxious odors, dust, or loud noises, unless the Premises are properly designed and approved by Lessor in writing to provide adequate protection for same. Lessee agrees that at the expiration of the term hereof, Lessee will return the keys and deliver possession of the Premises to Lessor in the same condition as on the commencement of the term hereof, reasonable wear and tear excepted.


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     (b) Provided Lessee is not in default under this Lease at the expiration of the Lease term, Lessee shall have the right to remove any of Lessee's fixtures, machines, or equipment from the Premises, provided, however, that Lessee agrees to repair and restore any damage caused to the Premises by the installation, removal and/or use of said fixtures, machines or equipment. Lessor may at any time upon reasonable notice inspect the Premises during normal business hours to determine compliance with the terms and provisions of this Lease, or to show the Premises to prospective purchasers or mortgagees of the Premises, or to prospective lessees during the last six (6) months of the term of this Lease, or any renewals thereof.

     8. Alterations: Any alterations, additions or improvements in or to the Premises shall not be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Upon the expiration of this Lease, Lessee may, if Lessor so elects in writing, remove any or all additions or improvements erected by Lessee and Lessee shall restore the Premises to their original condition. Any such removal shall be accomplished in a good and workmanlike manner. Lessee shall keep the Premises free of liens and encumbrances due to Lessee's alterations, additions, improvements, or the removal thereof. Unless Lessor elects in writing to the contrary, all alterations, additions or improvements made in or upon the Premises by the Lessee, shall become the sole property of Lessor, and shall remain in or upon the Premises at the expiration of the Lease term.

     9. Repairs: Lessor agrees, at its expense, to maintain the roof, HVAC, structural and mechanical parts, the exterior walls of the building which includes the Premises. After possession has been delivered to the Lessee, Lessor shall not be required to make any improvements or repairs to the Premises except for normal maintenance and repairs necessary for the safety and tenantability of the Premises and grounds maintenance. Lessee shall notify Lessor in writing of any defective condition which Lessor is required to repair, after which Lessor shall have a reasonable time to repair said defective condition. Should Lessee fail to provide Lessor with such written notice, Lessor shall be relieved of all liability for any injury or damage resulting from said defective condition. Lessor shall have the right to enter the Premises at reasonable times to examine the defective condition and to make such repairs as required herein which Lessor deems necessary, for the safety of, comfortable habitation in or preservation of the Premises using reasonable diligence not to disturb the normal business operations of Lessee. Lessor shall not be required to make any repairs caused by Lessee. Lessee shall keep the Premises in good order and shall promptly make all repairs required to be made by Lessee at its expense.

     10. Damage Or Destruction: (a) If the Premises or the Office Park are totally destroyed or so substantially damaged as to be untenantable by fire, lightning, earthquake, windstorm, or other casualty, to the degree whereby Lessor determines that it cannot be repaired to substantially the same condition as before such damage or destruction within a reasonable time, this Lease may be terminated by either party upon thirty (30) days written notice and rent shall be accounted for between Lessor and Lessee as of the casualty date.

     (b) If the Premises, or any part thereof, are damaged but not rendered untenantable by any above mentioned casualty, Lessor shall repair the Premises within a reasonable time after receipt of written notice thereof to the extent and availability of insurance proceeds; provided, however, that Lessor shall not be required to rebuild, repair or replace any part of the alterations, additions, improvements, equipment or machinery which may have been placed on the Premises by Lessee. Until such repairs are made, the rent shall be reduced in proportion to the area of the Premises which cannot be used or occupied by Lessee as a result of such casualty. In no event shall rent abate nor shall any termination occur if damage to or destruction of the Premises is the result of negligence of Lessee, or its representative, agents, employees or invitees.

     (c) Any insurance which may be carried by Lessor or Lessee against loss or damage to the Office Park, and/or the Premises, or contents within the Premises, shall be for the sole benefit of the party carrying such insurance.



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     (d) Lessee shall not make any use of the Premises  which would make void or voidable any policy of fire or extended coverage insurance insuring the Premises, and if by Lessee of the Premises the premiums on the insurance policies maintained by Lessor shall be increased over normal rates for this type of building, the amount of the increase in the premiums shall be paid by Lessee to Lessor upon receipt of a statement from Lessor and verification of the increased premium.

     11. Eminent Domain: If part of the Premises is taken by any legally constituted authority for public or quasi-public use eminent domain or by private purchase in lieu thereof, then in either of said events, this Lease shall terminate at Lessor's or Lessee's option on the date that actual possession thereof is taken by public authorities, and rental shall be accounted for between Lessor and Lessee as of that date. If the portion of the Premises remaining after such condemnation proceedings shall be suitable for Lessee's use, the rent payable by Lessee after the taking shall be reduced by the same percentage as the rentable area of the space taken bears to the total rentable area originally in the Premises. It is agreed that Lessee shall not have any right or claim to any part of any award or compensation made to or received by Lessor for such taking. Nothing herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority for loss of business, damage to, and cost of removal of property belonging to Lessee; provided, however that no such claim shall diminish or adversely affect Lessor's award.

     12. Insurance and Liability: (a) Lessee does hereby agree to indemnify and save Lessor harmless from and against liability for injury to any person or persons, or damage to property, in any way arising out of, or connected with the use or occupancy of the Premises, or in any way arising out of the activities of Lessee, its agents, employees, licensees, or invitees on the Premises, and/or the Office Park, and from all costs, expenses and liabilities, including but not limited to, reasonable attorney's fees incurred by Lessor in connection therewith.

     (b) Unless Lessor has been declared by a court of competent jurisdiction to have been willfully negligent, Lessor shall not be liable to Lessee for injury to any person or persons or for damage to any property of Lessee, or any person claiming through Lessee, arising out of any accident or occurrence in the Office Park, or within the Premises for injury or-damage caused by any defective condition, or failure of equipment, pipes, or wiring, or caused by broken glass, stoppage of drains, or caused by gas, water, steam, or oil leaking, escaping, or flowing into the Premises, or caused by fire or smoke, or by the acts or omissions of other tenants located in or about the Premises.

     (c) During the term of this Lease, Lessee shall keep in effect with insurance companies satisfactory to Lessor, legally authorized to transact business in the State of Florida, public liability insurance, including personal injury coverage, for the benefit of Lessor and Lessee, with limits for personal injury or death or not less than $1,000,000, and with limits for property damage of not less than $300,000 for each occurrence. A certificate of insurance shall be furnished to Lessor and shall provide that all Lessor's losses resulting from Lessee's negligence, to the limit of the policy, will be reimbursed by any insurance proceeds, and all liability claims against Lessor resulting from Lessee's business will be defended by Lessee or his insurance carrier at no cost to Lessor. Lessee agrees that it will not cancel any of the above-mentioned policies, or allow any policy to lapse without delivering to Lessor a certificate indicating equal or greater coverage written by an insurance company acceptable to Lessor. Lessee, prior to occupancy of the Premises, shall cause to be delivered to Lessor such certificates of insurance as above set forth to be held by Lessor.

     13. Waiver of Subrogation: In the event either Lessor or Lessee sustains a loss by reason of fire or other casualty which is or could have been covered by a fire and extended coverage or insurance policy, and such fire or other casualty is caused in whole or in part by acts or omissions of the other party, its agents, employees, licensees, or invitees, then the party incurring such loss agrees to look solely to its fire and extended coverage insurance proceeds (if any), and such party shall have no right of

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action against the other party to this Lease, its agents, employees,  licensees, or invitees of such other party, and no third party shall have any right by way of assignment, subrogation or otherwise. If the inclusion in this Lease of this "Waiver of Subrogation" results in an increase in the fire insurance premiums of either party, then the other party, within ten (10) days after written request, will either pay the amount of such increase or be deemed to have waived the benefits of this provision.

     14. Subordination: (a) This Lease and all the rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage, deed to secure debt, deed of trust or other security instrument which may now or hereafter affect Lessor's or its successor's interest in the fee title or leasehold estate to the Premises. In confirmation of such subordination, Lessee shall upon request execute, acknowledge and deliver to Lessor, without expenses to Lessor, all instruments that may be requested by Lessor to evidence the subordination of this Lease and all rights hereunder to the lien of any such mortgage, deed to secure debt, deed of trust or other security instrument.

     (b) If the holder of any mortgage, deed to secure debt, deed or trust, or other security instrument/ or any other purchaser at a sale, whether such sale shall be pursuant to the exercise of any power of sale contained in any security instrument or through judicial proceedings, or otherwise, shall hereafter succeed to the rights of Lessor under this Lease, at the option of such purchaser, purchaser may deliver a new lease containing the same terms and conditions as this Lease except that the Commencement Date of such new lease shall be the date of execution of such new lease by all parties, and the expiration date of such new Lease shall be the expiration date stated in this Lease. In the event any such purchaser does not request execution of a new lease, then and in that event Lessee shall attorn to and recognize such successor as Lessee's lessor under this Lease, and upon receipt shall promptly execute and deliver any instrument that may be necessary to evidence such attornment. Upon attornment provided herein, this Lease shall continue in full force and effect as a direct lease between such successor lessor and Lessee, subject to all of the terms, covenants and conditions of this Lease, and Lessee's terms and conditions shall not be changed, modified, or amended due to subordination or attornment.

     15. Subletting Or Assignment: Lessee may not, without the prior written consent of Lessor, assign this Lease or any interest hereunder; or sublet the Premises, which consent shall not be unreasonably withheld. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain fully responsible and liable for the payment of the rent and other herein specified charges, and for compliance with all of Lessee's obligations under the terms, and conditions of this Lease.

     16. Substituted Space: Notwithstanding any other provisions of this Lease to the contrary, if the Premises demised by this Lease contains less than 2,000 square feet of office space, Lessor, at its option and at any time during the term of this Lease, may require that Lessee move to another location within the Office Park, upon giving Lessee ninety (90) days written notice of such relocation, which notice shall be accompanied by a space plan showing the relocated premises. This substituted space shall contain not less than the number of square feet contained in the Premises under this Lease, and Lessee may continue to occupy and lease such substituted space for the rentals and under the same terms and conditions as herein provided. Lessor shall reimburse Lessee for the cost of relocation to said substituted space and will also reimburse Lessee for the value, as of the date of written notice, for Lessee's printed materials by reason of this relocation. Notwithstanding the foregoing, if Lessee is not desirous of relocating to said substituted space, then Lessee shall have the right to cancel and terminate this lease by giving Lessor written notice of termination within fifteen (15) days after Lessee receives such notice to relocate from Lessor. If Lessee so elects to terminate this Lease, the termination shall be effective upon the expiration of the ninety (90) day written notice of relocation from Lessor.

     17. Security Deposit: Lessee has simultaneously with the execution of this Lease, deposited the sum of $ 18,208.00 as a security for the performance of Lessee's obligations hereunder. Said sum shall be returned to


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Lessee at the expiration of the term here,  provided  Lessee has fully performed all of its obligations hereunder. Lessor retains the right to apply all or any part of said deposit to cure any default of Lessee other than normal wear and tear on space under the terms and conditions of the Lease provided that Lessee has failed to cure said default within ten (10) business days of Lessee's actual receipt of written notice from Lessor that Lessor intends to draw upon the security deposit.

     18. Holding Over: If Lessee remains in possession of the Premises at the expiration of the term of this Lease, without a written extension or a renewal lease agreement between the parties, Lessee shall be deemed to be a tenant at will from month to month. Rental during the holdover period shall be at a rental rate equal to 150% of the effective rental rate at the end of the term hereof, and there shall be no renewal of this Lease by operation of law.

     19. Defaults and Remedies: (a) the following events shall be deemed to be events of default by Lessee under this Lease: (I) Lessee shall fail to pay any installment of Base Annual Rent, Additional Rental or any other charge or assessment against Lessee pursuant to the terms hereof within ten (l0) days after the said date thereof; (II) Lessee shall fail to comply with any term, provision, covenant or warranty made under this Lease by Lessee, other than the payment of Base Annual Rent or additional rental or any other charge or assessment payable by Lessee, and shall not cure such failure within fifteen
(15) days after notice thereof to Lessee; (III) Lessee or any guarantor of this Lease shall become insolvent, or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (IV) Lessee or any guarantor of this Lease shall file a petition under any Section or Chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or there shall be filed against the Lessee or any guarantor of this Lease a petition in bankruptcy or insolvency or a similar proceeding, or Lessee or any guarantor shall be judged bankrupt or insolvent in proceedings filed against Lessee or any guarantor hereunder; (V) a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Lessee or of any guarantor of this Lease;
(VI) Lessee shall abandon or vacate all or any portion of the Premises or fail to take possession thereof as provided in this Lease; or (VII) Lessee shall not do or permit to be done anything which creates a lien upon the Premises

     (b) Upon the occurrence of any of the aforesaid events of default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever; (I) terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor and, if Lessee fails to do so, Lessor may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying said Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor, Lessee hereby agreeing to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise; (II) enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying said Premises or any part thereof, by force, if necessary, without being liable for prosecution of any claim for damages thereof and, if Lessor so elects, relet the Premises on such terms as Lessor may deem advisable, in a reasonable commercial manner and receive the rent therefor, Lessee hereby agreeing to pay to Lessor on demand any deficiency that may arise by reason of such reletting;
(III) enter upon the Premises, by force if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease and Lessee agrees to reimburse Lessor on demand for any expenses, including, without limitation, reasonable attorney's fees, which Lessor may incur in thus affecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee for such action, whether caused by negligence of Lessor or otherwise; or (IV) declare immediately due and payable all Base Annual Rent, additional rent and other charges and assessments against Lessee due or to become due under this Lease.




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     (c) Pursuit by Lessor of any of the foregoing  remedies  shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit by Lessor of any remedy herein provided constitute; (I) an election of remedies thereby excluding the later election of an alternate remedy or (II) forfeiture or waiver of any Base Annual Rent, additional rental or other charges and assessments payable by Lessee and due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, covenants, warranties and provisions herein contained. No action taken by or on behalf of Lessor shall be construed to be an acceptance or a surrender of this Lease. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Lessor may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Lessor as above provided, allowance shall be made for expense of repossession and any repairs or remodeling undertaken by Lessor following repossession and there shall be added to the minimum Base Annual Rent herein provided, for the period from the time of any event of default until the end of the Lease term, a sum equal to the highest Base Annual Rent required to be paid hereunder by Lessee during any preceding lease year multiplied by the number of lease years remaining in the Lease term. Lessee agrees to pay to Lessor all costs and expenses incurred by Lessor in the enforcement of this Lease, including, without limitation, the reasonable fees of Lessor's attorneys where such attorneys are employed by Lessor's to effect collection of any sums due hereunder or to enforce any right or remedy of Lessor.

     (d) Lessee hereby appoints as its agent to receive service of all dispossessory or distress proceedings and notices hereunder, the person in charge of the Premises, then such service or notice may be made by attaching same to the entrance of the Premises, provided that copy of such service, proceedings, or notices, shall be mailed to Lessee at the address of the home office as indicated herein.

     20. Lessor Services: Lessor hereby agrees that it will, during normal business hours, furnish heating and air conditioning sufficient to reasonably heat or cool the Premises, automatic elevator service (where applicable), and will cause the Premises to be cleaned daily, after normal business operation hours, Monday through Friday, and the exterior grounds area cared for periodically by its service personnel. Lessor will furnish water and electric power for reasonable use on the Premises for normal office equipment. Electric power will be furnished for normal business machines only. Lessor shall not be liable for damages arising for the failure to furnish any of the above services or utilities, and cessation caused by strike, accident, or reasonable necessity, beyond the control of Lessor, shall not be considered a default by Lessor. For the purposes of this lease agreement normal business operation hours shall be from 8:00 AM to 6:00 PM Monday through Friday inclusive: and Saturday from 8:00 AM to 12:00 Noon.

     21. Miscellaneous Provisions: (a) Lessee agrees that all personal property brought into the Premises shall at the risk of the Lessee only, and that the Lessor shall not be liable for theft thereof or any damage thereto occasioned from any acts of co-tenants, or other occupants of said building or any other person.

     (b) If the Lessee fails to remove all goods, wares, equipment, fixtures, inventory, records, files or other personal property situated on the Premises at the termination of this Lease, Lessor may, at its option, remove all or part of said property in any manner that Lessor shall choose and store or dispose of same without liability for loss thereof. Lessee shall be liable to Lessor for all expenses incurred in such removal and/or storage of said property.

     (c) Upon termination of this Lease wherein Lessee shall be liable in any amount to Lessor, in addition to the statutory lien for rent in Lessor's favor, Lessor shall have and Lessee hereby grants to Lessor a continuing security interest in all rentals and any other sums becoming due hereunder from Lessee upon all property described in subparagraph 21(b) above. Such property shall not be removed from the Premises without the prior written consent of Lessor until all arrearages in rent, as well as any and all other sums of money then due to Lessor hereunder, shall first have been paid and discharged.

     (d) Upon Lessor's or any mortgagee's request, Lessee agrees to furnish to Lessor its most current available annual report or financial statement. Lessee shall not be required to furnish more than one such statement in any calendar year. Upon request, Lessee, within fifteen (15) days from date of request by Lessor, agrees to execute, acknowledge, and deliver at no cost to Lessor an estoppel certificate evidencing the following:

               (1)  that this Lease is in full force and effect;

               (2) that this Lease has not been amended in any way (and if so stipulate the amendments);

               (3) that to the best knowledge of Lessee, there are not any existing defaults by the Lessor (or if there are defaults, the nature of such defaults);

               (4) the date to which rent has been paid: and that there has not been any prepaid rental, other than the security deposit set forth herein: Each estoppel certificate delivered pursuant to this paragraph may be relied on by certified public accountants, mortgagees, fee owners, prospective purchasers, or transferees of Lessor's interest hereunder.

     (e) The words "terminate" or "termination" as used herein shall refer to the end of this Lease whether due to the expiration of the term hereof or the earlier ending of this Lease in accordance with the terms and provisions hereof.

     (f) All rights, powers and privileges conferred upon the parties hereto shall be cumulative but not restrictive of those given by law.

     (g) The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provision hereof.

     (h) One or more waiver of any covenant, term or condition of this Lease by either party shall not be construed as waiver of subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval, shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     (i) The rules and regulations attached to this Lease and any amendments and additions hereto as may be reasonably made by Lessor from time to time shall be and are hereby made a part of this Lease. Lessee, its employees and agents agree to perform and abide by said rules and regulations, and any amendments or additions to said rules and regulations.

     (j) This Lease contains the entire agreement of the parties and no representation or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

     (k) Time is of the essence of this agreement.

     (l) This agreement shall create the relationship of Lessor and Lessee between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only an usufruct, not subject to levy and sale.

     (m) The term "Lessor" as used in this lease refers solely to the owner of the Premises so that in the event of any sale or sales or foreclosure thereof, Lessor, who is grantor in any such sale or foreclosure shall be and is hereby entirely relieved of all of the obligations of Lessor hereunder. Any such sale of the Premises or any interest therein shall be subject to this Lease, and it shall be deemed and construed without further agreement that the purchaser at any such sale has assumed and agreed to carry out any and all obligations of Lessor in this Lease so long as such purchaser shall be the owner of the Premises. Any and all references to Lessor shall equally apply to its successors in interest. The term "Lessee" shall include the second party, its heirs, representatives, successors and assigns and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or sub-lessees as to the Premises covered by such assignment or sub-lease. "Lessor" and "Lessee", shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

     (n) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall effect Lessor's right to collect rent for the period prior to the termination thereof.


     (o) Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's occupancy of said Premises.


     (p) Lessor, upon notice, may enter premises at reasonable hours to exhibit the same to prospective purchasers, to inspect the premises to see that the Lessee is complying with all his obligations hereunder, and to make repairs required to Lessor under the terms hereof or repairs to Lessor's adjoining property.


     (q) Lessee hereby waives the benefits of all existing and future Rent Control Legislation and similar government regulations (which may be applicable with respect to this Lease, or Lessee's rights hereunder), whether in time of war or not, to the extent permitted by law.


     (r) Lessee represents and warrants to Lessor that no broker, agent, commission salesman or other person other than Virginia M. Jopek of Grubb & Ellis has represented Lessee in the negotiations for and procurement of this Lease and of the Premises and Lessee does and shall agree to indemnify and hold Lessor harmless from and against any and all loss, cost, damage, claim and demand, meritorious or otherwise, for or from any fees, commissions, payments or expenses due or alleged to be due to any broker, agent, commission salesman or other person purporting to represent Lessee in connection with this Lease, the Premises, or the negotiations therefor.


     (s) The submission of this Lease for examination does not constitute an offer to lease, and this Lease shall be effective only upon execution hereof by Lessor and Lessee.


     (t) This Lease is made and  intended as a contract   under and  pursuant to
the laws of the State of Florida and shall be construed and enforced in accordance therewith.


     (u) If any clause or provision of this Lease is or becomes illegal, invalid or unenforceable because of present or future laws, rules or regulations of any governmental body, or becomes unenforceable for any reason, the intention of the parties hereto is that the remaining parts of this Lease shall not be thereby affected.


     22. Quiet Enjoyment: Lessor agrees that so long as Lessee pays the rent hereunder and performs the covenants herein on its part to be performed, Lessee shall and may peaceably have, hold and enjoy the Premises for the term of this Lease and all renewal terms thereof.


     23. Special Stipulations: Additional special stipulations, if any, are attached hereto and made a part hereof as Exhibit "C". In the event of a conflict between terms contained in the body of the lease and Exhibit "C", Exhibit "C" shall prevail.

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands the day and year set forth below.

As to Lessor:                      LESSOR:
                                   CLW Realty Asset Group, Inc.,
                                   as agent for Buschwood Center
This _____ day of                  BY: Mark H. Wilkins, President
__________________, 1993

_________________________________  BY:_______________________________________
Witness

_________________________________
Witness


As to Lessee:                      LESSEE:
This   20  day of                  Industry Mortgage Company L.P.
 August,          1993


PHYLLIS A. BLAIR                   BY:  GEORGE NICHOLAS, PRESIDENT
- ---------------------------------     ----------------------------------------
Witness                            Title  President


[SIGNATURE]
- ---------------------------------
Witness

                              RULES AND REGULATIONS

Attached To And Made A Part of Lease Agreement made and entered into by and between CLW REALTY ASSET GROUP, INC. and INDUSTRY MORTGAGE COMPANY, L, P.

     1. Lessor will furnish keys for each office (approximately one per 1,000 square feet) to Lessee without charge. No additional locks or latches shall be installed upon any door without the written consent of Lessor. At the termination of this Lease, Lessee shall return to Lessor all keys to doors of the office suite, whether furnished by Lessor, or others.

     2. During the hours from 6:00 PM to 8:00 AM, Monday through Friday and from 12:00 noon Saturday to 8:00 AM Monday, the buildings are the responsibility of the Lessor's on-site representative and every person entering or leaving the building is expected to be registered as to his business in the building if unknown to the representative.

     3. All parking spaces, drives, approaches, ingress and egress are for joint use of all tenants. No tenant shall permit its employees, visitors, customers, owners, or principals to store any vehicles or other items on the Premises, or allow any vehicle to remain in the parking area or approach area for a period exceeding one (1) normal working day without the written permission of the Lessor. No parking will be permitted on public streets near the Premises, in driveways, or parallel to curbs, or within grass areas on the property. All vehicles shall be parked within the confines of the painted parking spaces, and Lessee shall be required to instruct their employees, customers, and visitors to obey the ordinances, and rules and regulations of local governmental authorities having proper jurisdiction regarding public street right-of-way parking and driveway areas.

     4. Lessee shall not place or permit to be placed any outdoor storage facility or trash containers outside the building, or on the property. Lessor will furnish trash containers which shall be effectively screened and shall be kept in a neat and clean condition. There shall be no obstruction of sidewalks, entrance passages, corridors, hallways, elevators (if any), or stairways, nor shall they be used for any purpose other than ingress or egress. Exterior doors, skylights, and windows that reflect or admit light into the building, shall not be covered or obstructed by anyone, other than by draperies, blinds, or other normal window treatments approved by Lessor. If the drapes are to be installed within the Premises, Lessee will be responsible for the cost and installation thereof, including a standard white drapery liner on all exterior windows.

     5. The restroom facilities and fixtures, including water closets and other water apparatus, shall not be used for any purpose other than those for which they are intended, and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Damage resulting from any misuse shall be at the expense of the lessee whose employees, agents, or invitees shall have caused same.

     6. No tenant shall do or permit to be done anything within the Premises or on the property which would in any way conflict with the regulations of the Fire Department, Board of Health, or any governmental agency having proper jurisdiction. In this respect, Lessee agrees not to cause any additional wiring to be installed within the building, or the Premises, or any type intercom system, music system, bell or buzzer system, communications systems, or electrical systems, unless and until a diagram of same is submitted to and approved in writing by Lessor or its authorized agents. Diagrams submitted should indicate any borings or cuttings that may be required in conjunction with requested installation. The use of any inflammable material or product shall be used in, or stored in, the building or the Premises without prior written approval by Lessor. No area of the Premises shall be occupied or used as sleeping or lodging quarters at any time and shall not be used in any way appropriated for gambling, immoral and other unlawful practices, and no intoxicating liquors shall be sold on the Premises.

     7. There shall be no boring, or fastening devices, used or done to any doors within the Premises, and the doors and windows of the Premises and building shall be kept whole. If any part thereof shall become broken, the same shall be immediately replaced or repaired to the satisfaction of Lessor by the party responsible. Lessees shall not injure, overload or deface the

Premises, or the building, the woodwork, or the walls. Lessee shall obtain Lessor's permission before placing safes, or other heavy articles or equipment, indicating the prescribed weight of same, and Lessor or Lessor's structural engineer shall retain the sole and final decision as the placement thereof.

     8. Lessee shall not erect, paint, or place signs, advertising media, company names, or any type numerals or letters upon the windows or exterior walls of the Premises, including, but not limited to, all trees, shrubbery, bushes, sign posts, fixtures or lighting fixtures, except with the prior written consent of the Lessor. Building exterior tenant identification signs shall be of such order, size and style, and at locations, as shall be designated by Lessor. Exterior signs will be furnished by Lessor for Lessee, and the cost of furnishings and installing same be charged to and paid for by Lessee.

     9. Lessees shall not employ any persons other than the janitors of Lessor (who will be provided with pass-keys to the offices) for the purpose of cleaning or taking charge of the Premises without the express written permission of Lessor.

                                   EXHIBIT "A"


In accordance with the provisions of Paragraphs 5 and 6 of the Lease to which this Exhibit is attached, the rental payable by Lessee to Lessor pursuant to this Lease shall be subject to adjustment as follows, to wit:

The Base Annual Rent as described in Paragraph 5 of this Lease as the same may have been previously escalated or increased as herein provided shall be escalated or increased on January 1 of each year during the lease term by an amount equal to Lessee's Proportionate Share of the increase in Operating Expenses for the immediately preceding calendar year over either (y) the Lessee's proportionate share of the Base Operating Expenses (in the case of the first adjustment to the Base Rental) or (z) the Lessee's proportionate share of the Operating Expenses for the next preceding calendar year (in the case of all adjustments to the Base Annual Rent subsequent to the first such adjustment thereto). As used in the immediately preceding sentence the following terms shall have the following meanings or definitions, to wit:

        (i) The term "Base Annual Rent" shall mean and be defined as the Base Rental specified in Paragraph 5 of this Lease.

        (ii) The term "Proportionate Share" shall mean and be defined, for any period, as that fraction determined by multiplying the Operating Expenses for the Building and Property by a fraction, the numerator of which shall be the total number of square feet of space included within the leased Premises (9,104 rentable square feet) and the denominator of which shall be 86,928 square feet (the total amount of square feet in the Building).

        (iii) The term "Operating Expenses" shall mean and be defined, for any period, as all costs, charges and expenses of any kind, nature or description incurred by Lessor with respect and which are directly attributable to the operation, management, maintenance and normal repair of the Building and Property in accordance with generally accepted accounting principles and sound property management practices applicable to similar type first-class office facilities and complexes, including, without limitation, real estate taxes and special assessments, hazard and liability insurance, janitorial service, landscaping and grounds maintenance, window washing services, etc. The term "Operating Expenses" shall specifically exclude structural maintenance and repair, improvements, alterations and additions to the Building or its equipment, interest on the retirement of capital debt, rental commissions and decoration of any Lessee's space.

        (iv) The term "Base Operating Expense" shall mean and be defined as the actual Operating Expense for the calendar year 1993.

As soon as practicable following the first day of each January during the lease term, Lessor shall promptly prepare and transmit to Lessee a written statement reflecting the calculation of the aforesaid adjustment to the Base Rental as so adjusted. Within ten (10) days following Lessee's receipt of such statement from Lessor, Lessee shall pay to Lessor the aggregate amount of any such increase in the Base Rental which may have accrued on rental installments due between the first day of January and the date of Lessee's receipt of such statement. Rental installments due subsequent to Lessee's receipt of such statement shall be in such amount as to reflect the new Base Rental as so adjusted.

The increase in base annual rent contemplated pursuant to this Exhibit "A" shall be prorated during the first and last years of this lease to account for any partial lease years.

Notwithstanding the above, Lessor agrees that in any calendar year, Lessee's share of increased operating expenses, exclusive of real estate taxes and all utilities, shall not exceed a four percent (4%) increase over the previous calendar year's Lessee's share of increased operating expenses exclusive of real estate taxes and all utilities.

                                   EXHIBIT "B"
                                  (Page 1 of 2)
                                   Work Letter


     Lessee shall occupy the premises in an "as is" condition. Notwithstanding the above, Lessor shall provide Lessee with a building improvement allowance in the amount of $27,312.00.

     Lessee may apply any unused building improvements allowance toward rental abatement. Notwithstanding the above, it is expressly understood that Lessee shall always have two (2) full years of rental payments due outside of rental abatement to Lessor under this Lease Agreement. For example, if Lessee has a $10,000 credit from the unused building improvements allowance. Lessee may use this credit for one (1) full month of rent abatement ($12/square foot X 10,000 rsf / 12 months = $10,000 a month for 1st year). Therefore, the base rent schedule as shown on Exhibit "C" of the Lease would commence with the following month and continue for the next 24 consecutive months of lease payments.

     This allowance shall be utilized for building improvements within the space using building standard improvements to comply with all building codes and to include all working drawing permits and construction management fees.

     Notwithstanding the above, Lessor shall be responsible for refinishing the common hallway area to include vinyl cove base and touch up paint where needed.

                                   EXHIBIT "C"

                              Special Stipulations

The following are special stipulations which are included in the Lease to which this Exhibit "C" is attached by and between CLW REALTY ASSET GROUP, INC. and INDUSTRY MORTGAGE COMPANY, L, P. (the "Lease"). Except as otherwise indicated herein, capitalized terms used herein shall have the same meaning as given to such terms in the Lease. In the event of a conflict or inconsistency between the terms of the Lease and the special stipulations included in this Exhibit "C" the terms of this Exhibit "C" shall be deemed controlling.

      1. Radon Gas: Pursuant to Florida Statute, all leases entered into after January 1, 1989 are required to provide the following notification:

           Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

      2. After Hours HVAC: After hours HVAC shall be available at a cost of $18.00 per hour, per floor, subject to increase with changes in energy ratios. Lessee shall be required to provide 24 hour notice of its desire for after hours HVAC; however, in the event Lessee is not able to provide such notice, Lessor will use its reasonable efforts to accommodate Lessee.

      3. Base Rent: Notwithstanding any provision to the contrary, Base Rent during the term of this Lease shall be accounting to the following schedule:

                   Period    Base Rental Rate    Base Annual Rent   Monthly Rent

                   Year 1      $12.00/rsf           $109,248.00        $9,104.00

                   Year 2      $12.50/rsf           $113,799.96        $9,483.33

           plus applicable sales tax.

           In addition to the foregoing amounts of Base Rent, such amounts of Base Rent shall be subject to escalation, or increase in accordance with the provisions of Exhibit "A" attached to the Lease.

       4.  Health Club  Memberships:  Lessor  shall grant Lessee the use of five
           (5) Health Club Memberships to the building exercise room, free of charge, for the term of the Lease.

       5. Right of First Refusal: Lessee shall have a Right of First Refusal on contiguous space on the second floor of the Building as of the date of this Agreement, or any contiguous space which becomes available during the term of the Lease. This Right of First Refusal shall remain in effect for the entire term of the Lease and shall at all times be subject to the rights of occupancy of tenants existing as of September 1, 1993. Lessee shall have ten (10) business days after receiving written notice from Lessor to exercise such right under the same terms and conditions of the bonafide offer. Said notice shall indicate that Lessor has a bona fide Tenant to whom Lessor is willing to let the contiguous area, setting forth the name and address of said Tenant and the terms and conditions for the proposed contiguous area. If Lessee duly and timely exercises in writing to Lessor the First Refusal Right, then Lessee will promptly (and in any event within ten (10) business days after Lessor's notice) enter into a Lease for the First Refusal space. If for any reason (except Lessor's fault) Lessee does not timely enter into a Lease, Lessor will be free to rent the First Refusal space to another Tenant and the First Refusal Right and Lessor's obligations with regard to that space will be null and void and without further force and effect throughout the remainder of this Lease unless said space shall again become available during the term of the Lease. Provided Lessee is not in default of this Lease, the terms and conditions of this on-going Right of First Refusal shall remain in full force and effect during the term of this Lease.

Grubb & Ellis of Florida, Inc.

                                                      2nd Floor/Buschwood Center
                                                   3450 W. Busch Blvd. Tampa, FL


             SALE/LEASE AMERICANS WITH DISABILITIES ACT DISCLOSURE
                       AND HAZARDOUS MATERIALS DISCLOSURE


The United States Congress has enacted the Americans With Disabilities Act. Among other things, this act is intended to make many business establishments equally accessabile to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

Various construction materials may contain items that have been or may be in the future be determined to be hazardous (toxic) or undesirable and may need to be specially treated/handled or removed. For example, some transformers and other electrical components contain PCB's, and asbestos has been used in components such as fire proofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals, minerals, chemicals, hydrocarbons, or biological or radioactive items (including electric and magnetic fields) in soils, water, building components, above or below-ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Real estate agents have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It is the responsibility of the Seller/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may wish to include in transaction documents regarding the Property.


SELLER/LESSOR                                  BUYER/TENANT


Prudential Life Insurance Company of America   Industry Mortgage Company, LP

By:_________________________________________   By: GEORGE NICHOLAS

Title:______________________________________   Title: President

Date:_______________________________________   Date: 8/20/93

Grubb & Ellis of Florida, Inc.

                                    Prudential Life Insurance Company of America
                                                 Industry Mortgage Company, L.P.

                     NOTICE TO PROSPECTIVE PURCHASER/TENANT

Re:  Buschwood Center, 2nd Floor, 3450 W. Busch Blvd.
   ----------------------------------------------------------------------
    (Property Description)

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Pursuant to 'ss' 404.056(8), Florida Statutes.


[SIGNATURE]                                         8-10-93
- ----------------------------------------     -----------------------------------
Associate                                    Date
Grubb & Ellis of Florida, Inc.

                              DISCLOSURE STATEMENT

              Re:    2nd Floor/Buschwood Center
                 -----------------------------------------------
                     3450 W. Busch Blvd., Tampa, FL
                 -----------------------------------------------

Pursuant to Florida Statutes, Ch. 475, Grubb & Ellis of Florida, Inc. makes the following disclosures:

         I.   In the above transaction, Grubb & Ellis represents:

               X (a)    the Lessee/Buyer exclusively
              ---
                 (b)    the Landlord/Seller exclusively
              ---
                 (c)    the  Lessee/Buyer  and Landlord/Seller jointly  and such
              ---       dual agency is  expressly  consented  to  the parties by
                        their execution hereof.

         I.   In the above transaction, Grubb & Ellis represents:

                 (a)    the Lessee/Buyer exclusively
              ---
               X (b)    the Landlord/Seller exclusively
              ---
                 (c)    both  the  Lessee/Buyer  and  Landlord/Seller  and  such
              ---       payment  is  expressly  consented  to  by the parties by
                        their execution hereof.

The   Parties   named  below   acknowledge,   agree  with  and  consent  to  the
representation disclosed above.


Seller/Lessor: Prudential Life Insurance     Buyer/Lessee:  Industry Mortgage
              ---------------------------                 ----------------------
  Company of America                           Company, LP
- -----------------------------------------    -----------------------------------


By:                                          By:   GEORGE NICHOLAS
   --------------------------------------       --------------------------------


Title:                                       Title:   President
      -----------------------------------          -----------------------------


Date:                                        Date:     8/30/93
     ------------------------------------         ------------------------------

Presented to the Lessee/Buyer     8/10/93
                             ---------------------------------------------------
                                   (date)


Presented to the Lessor/Sellor    8/10/93
                              --------------------------------------------------
                                   (date)


                                           GRUBB & ELLIS OF FLORIDA, INC.

                                           BY:  Virginia M. Jopek
                                              ----------------------------------

                            FIRST AMENDMENT TO LEASE



     THIS FIRST AMENDMENT TO LEASE, is made as of this 22 day of February, 1995, by and between WHC-SIX Real Estate Limited Partnership, By: JER WHC-SIX Services, Inc., General Partner, hereinafter referred to as "Lessor" and INDUSTRY MORTGAGE COMPANY, L.P., (IMC), hereinafter referred to as "Lessee"

                                   WITNESSETH:



     WHEREAS, CLW REALTY ASSET GROUP, INC., as Lessor, and Lessee were parties to that certain Lease Agreement dated August 25, 1993; and

     WHEREAS, The interest of CLW REALTY ASSET GROUP, INC., as Lessor under the Lease has now been transferred to WHC-SIX Real Estate Limited Partnership, By:
JER WHC-SIX Services, Inc., General Partner; and

     WHEREAS, Notwithstanding anything in the Lease to the contrary, Lessor and Lessee desire to modify and amend the Lease in order to provide for the expansion of the Premises to include certain expansion space consisting of approximately 5543 rentable square feet as depicted in red on Exhibit "A" attached hereto (the "Expansion Space").

     NOW THEREFORE, in consideration of Ten and No/100ths Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Recitals: The foregoing recitals are true and correct and hereby incorporated by reference.

     2. Expansion Space and Premises: Effective as of March 1, 1995 the term "Premises" as defined in the Lease is hereby modified and amended to include the Expansion Space consisting of approximately 5543 rentable square feet as depicted on Exhibit "A" attached hereto. Accordingly, from and after March 1, 1995, the term "Premises" as referenced in the Lease shall include the Premises as originally defined in the Lease, together with the Expansion Space, and accordingly, consist of a total of approximately 14,647 rentable square feet.

     3. Term: The term of the Lease is hereby extended so that it shall expire on September 30, 1999.

     4. Base Rental Rate: (a) Effective March 1, 1995, the Base Rental Rate as stated in the Lease shall be amended and modified as follows:

         PERIOD             MONTHLY BASE RENT     TOTAL BASE RENT
         -------------------------------------------------------------------
         03/01/95-09/30/95     $12,254.83         $ 85,783.81 (7 months)
         10/01/95-09/30/96     $16,477.88         $197,734.56
         10/01/96-09/30/97     $16,783.02         $201,396.24
         10/01/97-09/30/98     $17,088.17         $205,058.04
         10/01/98-09/30/99     $17,393.31         $208,719.72

     (b) In addition, Lessee agrees to pay any applicable sales and use tax, currently at the rate of six and a half percent (6.5%).

     (c) Effective March 1, 1995, Exhibit "A" paragraph (iv) shall be amended to read "The Term"Base Operating Expense" shall mean and be defined as the actual Operating Expense for the calendar year 1995."

     5. Lessee Improvements: Lessor agrees to build out the expansion space and renovate the existing premises with building standard improvements at Lessor's sole cost not to exceed $80,000. Any unused portion of this allowance shall be credited to the Lessee in the form of rental abatement.

     Commencing October 1, 1997, if Lessee is not in default of the Lease, Lessee shall be credited $40,000 for any additional building standard improvements. Any unused portion of this allowance shall be credited to the Lessee in the form of rental abatement.

     Commencing October 1, 1988, if Lessee is not in default of the Lease, Lessee shall be credited $26,460 for any additional building standard improvements. Any unused portion of this allowance shall be credited to the Lessee in the form of rental abatement.

     6. Security Deposit: Lessee has deposited the sum of $18,208 as a security for the performance of Lessee's obligations hereunder. Said sum shall be returned to Lessee at the expiration of the term here, provided Lessee has fully performed all of its obligations hereunder. Lessor retains the right to apply all or any part of said deposit to cure any default of Lessee other normal wear and tear on space under the terms and conditions of the Lease provided that Lessee has failed to cure said default within ten (10) business days of Lessee's actual receipt of written notice from Lessor that Lessor intends to draw upon the security deposit.

     7. Brokerage Commission: Lessor and Lessee represent and warrant that they have not dealt with any broker, finder or agent in the negotiation for or the obtaining of this Lease Amendment other than CLW REALTY ASSET GROUP, INC. Each party agrees to indemnify and hold each other harmless from any and all cost or liability for compensation claimed by broker, finder or agent engaged by it or claiming to have been engaged by it in connection with this Lease Amendment.

     8. Renewal Option: Provided Lessee is not in default of this Lease, Lessee shall receive one five year option to renew the Lease at 95% of the then current market rental rate. Lessee must give written notice to the Lessor ninety (90) days prior to Lease Termination of Lessee's intent to exercise said option.

     9. Right of First Refusal: Lessee shall have a Right of First Refusal on space on the first and second floor of the Building as of the date of this Agreement, or any space on the first and second floor which becomes available during the term of the Lease. This Right of First Refusal shall remain in effect for the entire term of the Lease and shall at all times be subject to the rights of occupancy of tenants existing as of March 1, 1995. Lessee shall have (5) days business days after receiving written notice from Lessor to exercise such right under the same terms and conditions of the bonafide offer. Said notice shall indicate that Lessor has a bona fide Tenant to whom Lessor is willing to let the contiguous area, setting forth the name and address of said Tenant and the terms and conditions for the proposed contiguous area. If Lessee duly and timely exercises in writing to Lessor the First Refusal Right, then Lessee will promptly (and in any event within (5) business days after Lessor's notice) enter into a Lease for the First Refusal space. If for any reason (except Lessor's fault) Lessee does not timely enter into a Lease, Lessor will be free to rent the First Refusal space to another Tenant and the First Refusal Right and Lessor's obligations with regard to that space will be null and void and without further force and effect throughout the remainder of this Lease unless said space shall again become available during the term of the Lease. Provided Lessee is not in default of this Lease, the terms and conditions of this on-going Right of First Refusal shall remain in full force and effect during the term of this Lease.

     10. Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     11. Full Force and Effect: Other than as set forth herein, all of the terms and conditions of the Lease, Exhibit "A" and Exhibit "C" to the Lease shall remain unamended and in full force and effect and are hereby ratified and confirmed in all respects. All capitalized terms used in this Lease Amendment and not otherwise defined shall have the same meaning ascribed to them under the Lease. The parties hereby agree that this Lease Amendment represents the entire agreement between the parties with respect to the matters herein contained and may not be changed, modified, or altered except by a written agreement signed by the parties thereto. Except for those which are set forth in this Lease Amendment, no representations, warranties, or agreements have been made by Lessor or Lessee to one another with respect to this Lease Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO LEASE under their respective seals as of the day and year first above written.

                                 "LESSOR"
                                 WHC-SIX Real Estate Limited Partnership
                                 By: JER WHC-SIX Services, Inc., General Partner

    LYNN S. VILMAR               LAWRENCE A. CORSON
- ------------------------------   -------------------------------------------
                                 Lawrence A. Corson, Vice President

   WILLIAM J. FLYNN                   3/31/95
- ------------------------------   -------------------------------------------
                                 Date

                                 "LESSEE"
                                 INDUSTRY MORTGAGE CO., L.P.
                                 BY:  Industry Mortgage Corporation
                                 Its: General Partner

  [SIGNATURE]                     THOMAS G. MIDDLETON
- ------------------------------   -------------------------------------------
                                 Thomas G. Middleton, Chief Operating Officer


[SIGNATURE]                       2/22/95
- ------------------------------   -------------------------------------------
                                 Date

                                   EXHIBIT A


                      [BUSCHWOOD CENTER SECOND FLOOR PLAN]

                                BUSCHWOOD CENTER
                             3450 WEST BUSCH BLVD.
                              TAMPA, FLORIDA 33618
[LEGEND]
[  ] RENEWALS 1993
[  ] RENEWALS 1994
[  ] NEW LEASES OR EXPANSION 1993  9103 R.S.F.
[  ] NEW LEASES OR EXPANSION 1994  7085 R.S.F.

                                                    CLW REALTY ASSET GROUP, INC.
                                                               SECOND FLOOR PLAN
                                                                   SCALE: N.T.S.

                          LEASE MODIFICATION AGREEMENT

     Lease Modification Agreement, dated this 23 day of August, 1995, between WHC-SIX Real Estate Limited Partnership, By: JER WHC-SIX Services, Inc., General Partner, ("Landlord"), and INDUSTRY MORTGAGE COMPANY, L.P. (IMC), ("Tenant").

                                   Witnesseth:

     Whereas, Landlord's predecessor, CLW REALTY ASSET GROUP, INC., and Tenant entered into an Office Lease Agreement dated the 25th day of August, 1993, modified by that certain First Amendment to Lease entered into between Landlord and Tenant dated the 22nd day of February, 1995, (collectively called the "Prime Lease"); and

     Whereas, Landlord and Tenant desire to modify the Prime Lease by this Lease Modification Agreement to provide for expansion of the Premises to include approximately 1,744 square feet.

     Now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is covenanted and agreed between Landlord and Tenant that the Prime Lease is modified to read as follows:

1. The above recitals are incorporated as if fully set forth herein.

2. All words and phrases, unless otherwise defined herein, have the meanings attributed to them in the Prime Lease.

3. Effective September 1, 1995, the term "Premises" as defined in the Prime Lease is hereby modified to include the space located and commonly known as Suite 220, Buschwood Center, 3450 Buschwood Park Drive, Tampa, Florida consisting of approximately 1,744 rentable square feet as depicted on Exhibit "A" attached hereto, ("Expansion Space").

4. The term for the Expansion Space shall expire on August 31, 1998.

5. As to the Expansion Space:

     (a) Effective September 1, 1995, and ending on August 31, 1998, the Base Rental Rate as stated in the Prime Lease shall be increased as follows:

               Period               Annual Base Rental Rate
               ------               -----------------------
               09/01/95-8/31/96     $24,416.00 plus tax
               09/01/96-08/31/97    $25,288.00 plus tax
               09/01/97-8/31/98     $26,160.00 plus tax

     (b) In addition, Tenant agrees to pay all applicable state of Florida sales and use taxes due with each installment of Monthly Base Rent.

     (c) Effective September 1, 1995, Exhibit "A" paragraph (iv) shall be amended to provide "The Term 'Base Operating Expense' shall mean and be defined as the actual Operating Expense for the calendar year 1995 only as to the Expansion Space."

6. Landlord shall, when able, only as to the Expansion Space, provide after hours ("After Hours") heat, ventilation and cooling ("HVAC"). After Hours shall be defined as those times before and after normal business hours, which are Monday through Friday, 7:00 a.m. to 6:00 p.m. and Saturday, 8:00 a.m. to 12:00 noon. After Hours HVAC shall be charged as additional rental at the initial hourly rate of $25.50 per floor. The said hourly rate may increase or decrease based upon market conditions. After Hours HVAC shall be provided only after reasonable notice to Landlord in conformance with Landlord's normal policies regarding such notice. Landlord will not be in default under the Prime Lease as modified herein as to the Expansion Space, or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services Landlord has agreed to supply during any period when Landlord uses reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; stakes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; mandatory or prohibitive injunction issued in connection with the enforcement of the Americans with Disabilities Act of 1990; or any other happening beyond the control of Landlord. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business or any discontinuance permitted under this paragraph nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this lease.

7. Landlord agrees to build out the Expansion Space with building standard improvements at a cost not to exceed an allowance of $5,319.20.


8. Upon Tenant's execution of this Lease Modification Agreement, Tenant shall pay Landlord the sum of $2,107.33 as an additional Security Deposit, and the first and last month's Base Monthly Rental for the Expansion Space.

9. Force Majeure. As to the Expansion Space, Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this lease or abate rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the lease if the failure is due to reasons beyond Landlord's reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot, civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance will be extended day for day for the duration of the cause of Landlord's failure.

10. Landlord and Tenant represent and warrant that they have not dealt with any broker, finder or agent in the negotiation for or the obtaining of this Lease Modification Agreement other than Arnold Associates, Inc., which fees shall be paid by Landlord. Each party agrees to indemnify and hold each other harmless from any and all cost or liability for compensation claimed by broker, finder or agent engaged by it or claiming to have been engaged by it in connection with this Lease Modification Agreement.

11. Except as set forth herein, the Prime Lease as modified remains in full force and effect in accordance with their terms and provisions and Landlord and Tenant do hereby ratify, adopt, and confirm their terms and provisions and their terms and provisions shall remain in full force and effect.

12. Tenant acknowledges and agrees that through the date hereof, to the best knowledge and belief of Tenant, Landlord has fully and completely performed all of the obligations on Landlord's part to be performed under the Prime Lease as modified and amended, and thus Tenant has no claim or cause of action against Landlord under the Lease or otherwise.

13. The Prime Lease as modified is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein or therein. No course of prior dealings between the parties, their officers, employees, agents, or affiliates shall be deemed relevant or admissible to supplement, explain or vary any of the terms and provisions of the Prime Lease as modified and amended. No representations, understandings or agreements have been made or relied upon in the making of the Lease Modification Agreement other than set forth herein or therein.

14. Landlord and Tenant agree that should any provision in this Lease Modification Agreement disagree or conflict with any provision in the Prime Lease, the provision in this Lease Modification Agreement will control as to the Expansion Space.

15. This Lease Modification Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Modification Agreement.

16. No Offer. This Lease Modification Agreement is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.

Witnesses as to Landlord:            LANDLORD:
                                     WHC-SIX Real Estate Limited Partnership,
                                     a Delaware limited partnership
                                     By: JER WHC-SIX Services, Inc., a Virginia
                                     corporation, its Managing General Partner

JOAN F. CROUSE                        By: LAWRENCE A. CORSON
- ----------------------------------      ----------------------------------------
                                          Lawrence A. Corson, Vice President
                                     Dated:    9/6    , 1995
                                           -----------
Witnesses as to Tenant:              TENANT:
                                     Industry Mortgage Company, L.P. (IMC)
                                     BY: INDUSTRY MORTGAGE CORPORATION
  [SIGNATURE]                        By:  THOMAS G. MIDDLETON
- ----------------------------------      ----------------------------------------
                                          (signature)
                                     Its: CHIEF OPERATING OFFICER
                                        ----------------------------------------
   CATHERINE M. ARELER               Name: Thomas G. Middleton
- ----------------------------------   Dated: August   23  , 1995
                                                  -------

                                   EXHIBIT A

                                  [FLOOR PLAN]

                                BUSCHWOOD CENTER
                           3450 Buschwood Park Drive
                                   Suite 220
                                   1,744 RSF

                                                  [ARNOLD ASSOCIATES LETTERHEAD]

November 15, 1995




Ms. Phyllis Blair
Industry Mortgage Company
3450 W. Busch Blvd., Suite 250
Tampa, FL 33618

Re: Buschwood Center Expansion Suite 175

Dear Phyllis:

Enclosed please find your executed copy of the Lease Modification Agreement for the above-referenced property.

As always, it was a pleasure to work with you. I will look forward to providing assistance to you and your company in the future.


Sincerely,


MERCEDES ANGELL

Mercedes Angell
Office Specialist

MA:jfc

                          LEASE MODIFICATION AGREEMENT

     Lease Modification Agreement, dated this 6th day of October, 1995, between WHC-SIX Real Estate Limited Partnership, By: JER WHC-SIX Services, Inc., General Partner, ("Landlord"), and INDUSTRY MORTGAGE COMPANY, L.P. (IMC), ("Tenant").

                                   Witnesseth:

     Whereas, Landlord's predecessor, CLW REALTY ASSET GROUP, INC., and Tenant entered into an Office Lease Agreement dated the 25th day of August, 1993, modified by that certain First Amendment to Lease entered into between Landlord and Tenant dated the 22nd day of February, 1995, and modified by that certain Lease Modification Agreement entered into between Landlord and Tenant dated August 23, 1995 (collectively called the "Prime Lease"); and

     Whereas, Landlord and Tenant desire to modify the Prime Lease by this Second Lease Modification Agreement to provide for expansion of the Premises to include approximately 2,007 rentable square feet.

     Now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is covenanted and agreed between Landlord and Tenant that the Prime Lease is modified to read as follows:

1. The above recitals are incorporated as if fully set forth herein.

2. All words and phrases, unless otherwise defined herein, have the meanings attributed to them in the Prime Lease.

3. Effective November 1, 1995, the term "Premises" as defined in the Prime Lease is hereby modified to include the space located and commonly known as Suite 175, Buschwood Center, 3450 Buschwood Park Drive, Tampa, Florida, consisting of approximately 2,007 rentable square feet as depicted on Exhibit "A" attached hereto, ("Expansion Space").

4. The term for the Expansion Space shall expire on September 30, 1999.

5. As to the Expansion Space:

     (a) Effective November 1, 1995, and ending on September 30, 1999, the Base Rental Rate as stated in the Prime Lease shall be increased as follows:

             YEAR           SQ. FT.     RATE       TOTAL $          MONTHLY $*
             ----           -------     ----       -------          ----------
    11-01-95 thru 10-31-96   2,007     $14.25    $28,599.75        $2,383.31
    11-01-96 thru 10-31-97   2,007     $14.75    $29,603.25        $2,466.94
    11-01-97 thru 10-31-98   2,007     $15.25    $30,606.75        $2,550.56
    11-01-98 thru 9-30-99    2,007     $15.75    $28,976.06        $2,634.19

    *Monthly payments shown above do not include applicable state sales tax.

     (b) In addition, Tenant agrees to pay all applicable state of Florida sales and use taxes due with each installment of Monthly Base Rent.

     (c) Effective November 1, 1995, Exhibit "A" paragraph (iv) shall be amended to provide "The Term 'Base Operating Expense' shall mean and be defined as the actual Operating Expense for the calendar year 1995 only as to the Expansion Space."

6. Landlord shall, when able, only as to the Expansion Space, provide after hours ("After Hours") heat, ventilation and cooling ("HVAC"). After Hours shall be defined as those times before and after normal business hours, which are Monday through Friday, 7:00 a.m. to 6:00 p.m. and Saturday, 8:00 a.m. to 12:00 noon. After Hours HVAC shall be charged as additional rental at the initial hourly rate of $25.50 per floor. The said hourly rate may increase or decrease based upon market conditions. After Hours HVAC shall be provided only after reasonable notice to Landlord in conformance with Landlord's normal policies regarding such notice. Landlord will not be in default under the Prime Lease as modified herein as to the Expansion Space, or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services Landlord has agreed to supply during any period when Landlord uses reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; mandatory or prohibitive injunction issued in connection with the enforcement of the Americans with Disabilities Act of 1990; or any other happening beyond the control of Landlord. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business or any discontinuance permitted under this paragraph nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this lease.

7. Landlord agrees to build out the Expansion Space with building standard improvements as shown in Exhibit B at a cost not to exceed $6,900.00.

8. Upon Tenant's execution of this Lease Modification Agreement, Tenant shall pay Landlord the sum of $5,046.98 which represents the first month's Base Monthly Rental including applicable sales tax; ($2538.23) and an additional Security Deposit of $2,508.75 for the Expansion Space.

9. Force Majeure. As to the Expansion Space, Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this lease or abate rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the lease if the failure is due to reasons beyond Landlord's reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot, civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance will be extended day for day for the duration of the cause of Landlord's failure.

10. Landlord and Tenant represent and warrant that they have not dealt with any broker, finder or agent in the negotiation for or the obtaining of this Lease Modification Agreement other than Arnold Associates, Inc., which fees shall be paid by Landlord. Each party agrees to indemnify and hold each other harmless from any and all cost or liability for compensation claimed by broker, finder or agent engaged by it or claiming to have been engaged by it in connection with this Lease Modification Agreement.

11. Except as set forth herein, the Prime Lease as modified remains in full force and effect in accordance with their terms and provisions and Landlord and Tenant do hereby ratify, adopt, and confirm their terms and provisions and their terms and provisions shall remain in full force and effect.

12. Tenant acknowledges and agrees that through the date hereof, to the best knowledge and belief of Tenant, Landlord has fully and completely performed all of the obligations on Landlord's part to be performed under the Prime Lease as modified and amended, and thus Tenant has no claim or cause of action against Landlord under the Lease or otherwise.

13. The Prime Lease as modified is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein or therein. No course of prior dealings between the parties, their officers, employees, agents, or affiliates shall be deemed relevant or admissible to supplement, explain or vary any of the terms and provisions of the Prime Lease as modified and amended. No representations, understandings or agreements have been made or relied upon in the making of the Lease Modification Agreement other than set forth herein or therein.

14. Landlord and Tenant agree that should any provision in this Lease Modification Agreement disagree or conflict with any provision in the Prime Lease, the provision in this Lease Modification (Agreement will control as to the Expansion Space.

15. This Lease Modification Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Modification Agreement.

16. No Offer. This Lease Modification Agreement is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.


Witnesses as to Landlord:            LANDLORD:
                                     WHC-SIX Real Estate Limited Partnership,
                                     a Delaware limited partnership
                                     By: JER WHC-SIX Services, Inc., a Virginia
                                     corporation, its Managing General Partner

    JOAN F. CROUSE                   By: LAWRENCE A. CORSON
- ----------------------------------      ----------------------------------------
                                          Lawrence A. Corson, Vice President
                                     Dated:    11/8    , 1995
                                           -----------
Witnesses as to Tenant:              TENANT:
                                     Industry Mortgage Company, L.P. (IMC)
                                     BY: INDUSTRY MORTGAGE CORPORATION
   ELIZABETH CATS                    By:  PHYLLIS A. BLAIR
- ----------------------------------      ----------------------------------------
                                          (signature)
                                     Its: Vice President
                                        ----------------------------------------
  [SIGNATURE]                        Name: Phyllis A. Blair
- ----------------------------------   Dated: October   6  , 1995
                                                   -------

                                   EXHIBIT A


                                    [FLOOR PLAN]


                                   SUITE 175
                                   BUSCHWOOD CENTER
                                   3450 WEST BUSCH BLVD.
                                   TAMPA, FLORIDA

ARNOLD ASSOCIATES
Commercial
Real Estate
Services

                                   EXHIBIT B


           Tenant Improvements to be provided at Landloard's expense

1. Demolition of offices

Construction of demising wall between Suite 175 and net management office.

Rewiring existing electrical to one switch.

Demolition of existing flooring and replacement with Tenant's choice of building standard carpet or economical equivalent vinyl composite tile (VCT).



                                    [FLOOR PLAN]


                                   SUITE 175
                                   BUSCHWOOD CENTER
                                   3450 WEST BUSCH BLVD.
                                   TAMPA, FLORIDA

ARNOLD ASSOCIATES
Commercial
Real Estate
Services

                       FOURTH LEASE MODIFICATION AGREEMENT

     Lease Modification Agreement, dated this 22nd day of March, 1996, between HYACINTH PROPERTIES, LIMITED PARTNERSHIP, By: ROSEBUD PROPERTIES, INC., GENERAL PARTNER, successor landlord to CLW REALTY ASSET GROUP, INC. and WHC- SIX REAL ESTATE, LIMITED PARTNERSHIP, By: JER WHC-SIX SERVICES, INC., GENERAL PARTNER ("Landlord"), and INDUSTRY MORTGAGE COMPANY, L.P. (IMC), ("Tenant").

                                   Witnesseth:

     Whereas, CLW Realty Asset Group, Inc., and Tenant entered into an Office Lease Agreement dated August 25, 1993, modified by that certain First Amendment to Lease entered into between WHC-SIX Real Estate, Limited Partner, By: JER WHC-Six Services, Inc., General Partner and Tenant dated February 22, 1995, and modified by that certain Lease Modification Agreement dated August 23, 1995, and modified by that certain Lease Modification Agreement dated October 6, 1995 (collectively called the "Prime Lease");.

     Whereas, Landlord and Tenant desire to modify the Prime Lease by this Fourth Lease Modification Agreement to provide for expansion of the Premises to include approximately 2,902 rentable square feet.

     Now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is covenanted and agreed between Landlord and Tenant that the Prime Lease is modified to read as follows:

1.   The above recitals are incorporated as if fully set forth herein.

2. All words and phrases, unless otherwise defined herein, have the meanings attributed to them in the Prime Lease.

3. Effective April 1, 1996, the term "Premises" as defined in the Prime Lease is hereby modified to include the space located and commonly known as Suite 165, Buschwood Center, 3450 Buschwood Park Drive, Tampa, Florida, consisting of approximately 2,902 rentable square feet as depicted on Exhibit "A" attached hereto, ("Expansion Space").

4.   The term for the Expansion Space shall expire on September 30, 1999.

5.   As to the Expansion Space:

     (a) April 1, 1996, and ending on September 30, 1999, the Base Rental Rate as stated in the Prime Lease shall be increased as follows:



                  YEAR             SQ. FT.      RATE      TOTAL $     MONTHLY $*
           04-01-96 thru 09-30-96   2,902      $15.00    $21,765.00    $3,627.50
           10-01-96 thru 09-30-97   2,902      $15.50    $44,981.00    $3,748.42
           10-01-97 thru 09-30-98   2,902      $16.00    $46,432.00    $3,869.33
           10-01-98 thru 09-30-99   2,902      $16.50    $47,883.00    $3,990.25

    *Monthly payments shown above do not include applicable state sales tax.

   (b) In addition, Tenant agrees to pay all applicable state of Florida sales and use taxes due with each installment of Monthly Base Rent.

   (c) Effective April 1, 1996, Exhibit "A" paragraph (iv) shall be amended to provide "The Term 'Base Operating Expense' shall mean and be defined as the actual Operating Expense for the calendar year 1996 only as to the Expansion Space."

6. Landlord shall, when able, only as to the Expansion Space, provide after hours ("After Hours") heat, ventilation and cooling ("HVAC"). After Hours shall be defined as those times before and after normal business hours, which are Monday through Friday, 7:00 a.m. to 6:00 p.m. and Saturday, 8:00 a.m. to 12:00 noon. After Hours HVAC shall be charged as additional rental at the initial hourly rate of $25.50 per floor. The said hourly rate may increase or decrease based upon market conditions. After Hours HVAC shall be provided only after reasonable notice to Landlord in conformance with Landlord's normal policies regarding such notice. Landlord will not be in default under the Prime Lease as modified herein as to the Expansion Space, or be liable to Tenant or any other person for direct or consequential damage, or otherwise, for any failure to supply any heat, air conditioning, elevator, cleaning, lighting, security; for surges or interruptions of electricity; or for other services Landlord has agreed to supply during any period when Landlord uses reasonable efforts to diligently remedy any interruption in the furnishing of such services. Landlord reserves the right temporarily to discontinue such services at such times as may be necessary by reason of accident; repairs, alterations or improvements; strikes; lockouts; riots; acts of God; governmental preemption in connection with a national or local emergency; any rule, order, or regulation of any governmental agency; conditions of supply and demand that make any product unavailable; Landlord's compliance with any mandatory governmental energy conservation or environmental protection program, or any voluntary governmental energy conservation program at the request of or with consent or acquiescence of Tenant; mandatory or prohibitive injunction issued in connection with the enforcement of the Americans with Disabilities Act of 1990; or any other happening beyond the control of Landlord. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business or any discontinuance permitted under this paragraph nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this lease.

7. Landlord agrees to build out the Expansion Space with building standard improvements at a cost not to exceed $12,885.00 ($4.44 per rentable square foot). In the event, improvements exceed $4.44 per rentable square foot, Tenant shall be responsible to pay any and all overages. Payment for overage shall be due fifty percent (50%) upon construction contract execution and the remaining fifty-percent (50%) balance due upon occupancy of the Premises.

8. Upon Tenant's execution of this Lease Modification Agreement, Tenant shall pay Landlord the sum of $11,921.78 which represents the first and last month's Base Monthly Rental including applicable sales tax ($8,112.90) and an additional Security Deposit of $3,808.88 for the Expansion Space.

9. Force Majeure. As to the Expansion Space, Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this lease or abate rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the lease if the failure is due to reasons beyond Landlord's reasonable control, including without limitation strikes or other labor difficulties; inability to obtain necessary governmental permits and approvals (including building permits or certificates of occupancy); unavailability or scarcity of materials; war; riot, civil insurrection; accidents; acts of God; and governmental preemption in connection with a national emergency. If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance will be extended day for day for the duration of the cause of Landlord's failure.

10. Landlord and Tenant represent and warrant that they have not dealt with any broker, finder or agent in the negotiation for or the obtaining of this Lease Modification Agreement other than Cushman and Wakefield of Florida, Inc., which fees shall be paid by Landlord. Each party agrees to indemnify and hold each other harmless from any and all cost or liability for compensation claimed by broker, finder or agent engaged by it or claiming to have been engaged by it in connection with this Lease Modification Agreement.

11. Except as set forth herein, the Prime Lease as modified remains in full force and effect in accordance with their terms and provisions and Landlord and Tenant do hereby ratify, adopt, and confirm their terms and provisions and their terms and provisions shall remain in full force and effect

12. Tenant acknowledges and agrees that through the date hereof, to the best knowledge and belief of Tenant, Landlord has fully and completely performed all of the obligations on Landlord's part to be performed under the Prime Lease as modified and amended, and thus Tenant has no claim or cause of action against Landlord under the Lease or otherwise.

13. The Prime Lease as modified is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein or therein. No course of prior dealings between the parties, their officers, employees, agents, or affiliates shall be deemed relevant or admissible to supplement, explain or vary any of the terms and provisions of the Prime Lease as modified and amended. No representations, understandings or agreements have been made or relied upon in the making of the Lease Modification Agreement other than set forth herein or therein.

14. Landlord and Tenant agree that should any provision in this Lease Modification Agreement disagree or conflict with any provision in the Prime Lease, the provision in this Lease Modification Agreement will control as to the Expansion Space.

15. This Lease Modification Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Modification Agreement.

16. No Offer. This Lease Modification Agreement is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.

17.  Except as otherwise provided herein, time remains of the essence.

     IN WITNESS OF THIS LEASE MODIFICATION AGREEMENT, Landlord and Tenant have properly executed it as on the dates set out below.



WITNESSES AS TO LANDLORD:          LANDLORD:
                                   Hyacinth Properties, Limited Partnership,
                                   By: Rosebud Properties, Inc., General Partner

                                   By:
- --------------------------------      ----------------------------------------
                                   Name: Joseph Wenk
- --------------------------------   Its:  President

                                   Dated:           , 1996
                                         -----------

WITNESSES AS TO TENANT:            TENANT:
                                   Industry Mortgage Company, L.P. (IMC)

                                   By:  THOMAS G. MIDDLETON
                                        --------------------------------------
[SIGNATURE]                        Name: Thomas G. Middleton
- --------------------------------        --------------------------------------
                                   Its:  President
SUSAN SEMPLE                            --------------------------------------
- --------------------------------   Dated: March   26  , 1995
                                                ------

                                   EXHIBIT 'A'


                                    [FLOOR PLAN]



BUSCHWOOD Park II
3450 Buschwood Park Drive
Suite 165
2,902 RSF